Exhibit 99.1

Pyxus International, Inc.	Tel: 919 379 4300
8001 Aerial Center Parkway	Fax: 919 379 4346
Post Office Box 2009	www.pyxus.com
Morrisville, NC 27560-2009
USA

NEWS RELEASE	Contact:	Joel Thomas
(919) 379-4300
Pyxus International, Inc. Reports Fiscal Year 2022 First Quarter Results

Morrisville, NC – August 13, 2021 – Pyxus International, Inc. (OTC Pink: PYYX) (“Pyxus” or the “Company”), a global value-added agricultural company, today announced results for its fiscal quarter ended June 30, 2021.
Quarter Highlights:
•Sales and other operating revenues increased $70.5 million, or 26.8%, to $333.3 million for the three months ended June 30, 2021 from $262.8 million for the three months ended June 30, 2020.
•Gross profit as a percent of sales increased to 12.6% for the three months ended June 30, 2021 from 7.5% for three months ended June 30, 2020.
•Selling, general, and administrative ("SG&A") expenses decreased $27.0 million, or 44.4%, to $33.8 million for the three months ended June 30, 2021 from $60.8 million for the three months ended June 30, 2020.
•Net loss improved $80.7 million, or 87.5%, to $11.5 million for the three months ended June 30, 2021 from $92.2 million for the three months ended June 30, 2020.
•Adjusted EBITDA* increased $7.1 million, or 92.2%, to $14.8 million for the three months ended June 30, 2021 from $7.7 million for the three months ended June 30, 2020.
.

*Adjusted EBITDA is not a measure of results under generally accepted accounting principles in the United States. See the reconciliation tables included in this press release for details regarding the calculation of Adjusted EBITDA.

"Fiscal year 2022 is progressing nicely and is in line with our expectations thus far," said Pieter Sikkel, President and CEO of Pyxus. "In the first quarter we began to catch-up from prior-period shipping delays driven by the pandemic and customer shipping instructions. We are continuing to monitor the impact of COVID on our Company and our workforce, and we will adjust our operations as needed to protect the health and safety of our employees while maintaining business continuity. Proactive management of shipping logistics, including container availability and freight costs, remains a high priority as we adapt to the evolving global shipping conditions.

"In the leaf business, our inventory levels are consistent with our expectations and our uncommitted inventory decreased compared to the prior year. We continue to see customers look for ways to reduce complexity in their supply chains through partnerships with suppliers who support their environmental, social, and governance ("ESG") objectives. British American Tobacco's ("BAT") Indonesian subsidiary recently adopted a new leaf supply arrangement, which involves shifting contract volumes from its direct operations to one of our tobacco subsidiaries. Effective this crop season, we will begin processing the additional volume in our local facilities prior to its sale to BAT. This arrangement enhances the sustainability of not only our respective operations but also the Indonesian tobacco market, thus supporting our mutual goal to enhance farmer livelihoods. We are pleased with the expansion of our relationship with BAT, and we are well-positioned to capitalize on additional opportunities with our customers.

"With regards to e-liquids, we are encouraged that the Food and Drug Administration is continuing to take action against illegally marketed tobacco products, as evidenced by the most recent warning letters requesting certain companies remove their flavored disposable e-cigarettes and youth-appealing e-liquid products from the market because they do not have the required Premarket Tobacco Product Applications ("PMTA"). While the regulation and enforcement activities in the e-liquids industry are continuing to mature, we await our PMTA approval notifications and look forward to the post-PMTA market opportunities.

"Momentum is building across the business as we leverage the savings from fiscal 2021 restructuring initiatives. We continue to expect fiscal 2022 sales to be between $1.65 billion and $1.8 billion, SG&A expense to be between $140.0 million and $145.0 million (excluding non-recurring items and potential changes in foreign currency exchange rates), and adjusted EBITDA to be between $150.0 million and $170.0 million. Our global team is committed to the strengthening of our business while making positive contributions to a sustainable world."

Performance Summary for Three Months Ended June 30, 2021
Sales and other operating revenues increased $70.5 million, or 26.8%, to $333.3 million for the three months ended June 30, 2021 from $262.8 million for the three months ended June 30, 2020. This increase was due to an 8.6% increase in leaf volume and a 17.4% increase in leaf average sales price. The 8.6% increase in leaf volume was primarily due to $77.3 million of shipments delayed by the COVID-19 pandemic and customer shipping instructions from the fiscal year ended March 31, 2021 into the first quarter of the current fiscal year. This increase was partially offset by the deconsolidation of the subsidiaries of the Company that operated cannabis businesses in Canada (the “Canadian Cannabis Subsidiaries”) in the fourth quarter of fiscal 2021 and lower leaf volume in Asia mainly due to shipments delayed by the COVID-19 pandemic and shipping container availability. The 17.4% increase in leaf average sales price was driven by product mix in Africa, Asia, Europe, and North America having a higher concentration of lamina. This increase was partially offset by product mix having a lower concentration of lamina in South America.

Cost of goods and services sold increased $48.0 million, or 19.7%, to $291.2 million for the three months ended June 30, 2021 from $243.2 million for the three months ended June 30, 2020. This increase was mainly due to the increase in sales and other operating revenues and was partially offset by a $15.1 million write-down of industrial hemp inventory in fiscal 2021 that was driven by a shift in expected future products mix in response to market supply conditions and continued market price compression.

Gross profit as a percent of sales increased to 12.6% for the three months ended June 30, 2021 from 7.5% for three months ended June 30, 2020. This increase was attributable to the fiscal 2021 write-down of industrial hemp inventory, as described above, and lower conversion costs in Africa and South America and product mix in Africa, Asia, and Europe having a higher concentration of lamina. This increase was partially offset by higher conversion costs in Asia, product mix having a lower concentration of lamina in South America, and foreign exchange rates in Asia and Europe.
Selling, general, and administrative ("SG&A") expenses decreased $27.0 million, or 44.4%, to $33.8 million for the three months ended June 30, 2021 from $60.8 million for the three months ended June 30, 2020 primarily due to expenses included in SG&A in fiscal 2021 for the Chapter 11 Cases (defined below) that were incurred prior to the commencement of the Chapter 11 Cases, the deconsolidation of the Canadian Cannabis Subsidiaries in the fourth quarter of fiscal 2021, and savings from fiscal 2021 restructuring initiatives. SG&A expenses as a percent of sales decreased to 10.1% for the three months ended June 30, 2021 from 23.1% for the three months ended June 30, 2020 driven by increased sales and other operating revenues and the aforementioned decrease in SG&A expenses.

Reorganization items of $26.9 million were incurred in the prior fiscal year as a result of the Chapter 11 Cases.

Liquidity and Capital Resources
The Company’s liquidity requirements are affected by various factors including crop seasonality, foreign currency and interest rates, green tobacco prices, customer mix, crop size and quality, and legal and professional costs. As of June 30, 2021, the Company’s available credit lines and cash totaled $314.4 million, including $224.5 million of availability under foreign seasonal lines of credit.

Financial Results Investor Call
The Company will hold a conference call to report financial results for the period ended June 30, 2021, on August 16, 2021 at 5:00 P.M. ET. The dial in number for the call is (334) 323-0501 or (800) 353-6461 and the conference ID is 3760398. Those seeking to listen to the call may access a live broadcast on the Pyxus International website. Please visit www.pyxus.com 15 minutes in advance to register.
For those who are unable to listen to the live event, a replay will be available for five days by dialing (719) 457-0820 or (888) 203-1112 and entering the access code 3760398. Any replay, rebroadcast, transcript or other reproduction of this conference call, other than the replay accessible by calling the number above, has not been authorized by Pyxus International and is strictly prohibited. Investors should be aware that any unauthorized reproduction of this conference call may not be an accurate reflection of its contents.
Fresh Start Reporting
On June 15, 2020, the Company’s predecessor and certain of its domestic subsidiaries (the “Debtors”) voluntarily commenced cases (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code to implement a prepackaged Chapter 11 plan of reorganization in order to effectuate a financial restructuring, which plan or reorganization, as amended (the “Plan”), became effective on August 24, 2020 (the “Effective Date”). Upon the effectiveness of the Plan and the emergence of the Debtors from the Chapter 11 Cases, the Company determined it qualified for fresh start reporting under generally accepted accounting principles in the United

States (“GAAP”), which resulted in the Company becoming a new entity for financial reporting purposes on the Effective Date. The Company elected to apply fresh start reporting using a convenience date of August 31, 2020. Due to the application of fresh start reporting, the pre-emergence and post-emergence periods are not comparable. The lack of comparability is emphasized by the use of a “black line” to separate the Predecessor and Successor periods in the Company’s condensed consolidated financial statements. References to “Successor” relate to the Company’s financial position and results of operations after August 31, 2020. References to “Predecessor” relate to the financial position and results of operations on or before August 31, 2020.

Cautionary Statement Regarding Forward-Looking Statements
Readers are cautioned that the statements contained in this report regarding expectations of our performance or other matters that may affect our business, results of operations, or financial condition are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which are based on current expectations of future events, may be identified by the use of words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets,” and other words of similar meaning. These statements also may be identified by the fact that they do not relate strictly to historical or current facts. If underlying assumptions prove inaccurate, or if known or unknown risks or uncertainties materialize, actual results could vary materially from those anticipated, estimated, or projected. Some of these risks and uncertainties include:
•risks related to our indebtedness, including that the Company has substantial debt which may adversely affect it by limiting future sources of financing, interfering with its ability to pay interest, and principal on its indebtedness and subjecting it to additional risks, the Company requires a significant amount of cash to service indebtedness and its ability to generate cash depends on many factors beyond its control, the Company may not be able to refinance or renew its indebtedness, which may have a material adverse effect on its financial condition, the Company may not be able to satisfy the covenants included in its financing arrangements, which could result in the default of its outstanding debt obligations, and despite current indebtedness levels, the Company may still be able to incur substantially more debt, which could exacerbate further the risks associated with its significant leverage;
•risks and uncertainties relating to the Chapter 11 Cases and the Company's liquidity and business strategy, including but not limited to: whether the Company’s leaf tobacco customers, farmers and other suppliers might lose confidence in Pyxus as a result of the Chapter 11 Cases and may seek to establish alternative commercial relationships, whether, as a result of the Chapter 11 Cases, foreign lenders that have provided short-term operating credit lines to fund leaf tobacco operations at the local level may lose confidence in Pyxus and cease to provide such funding, uncertainty and continuing risks associated with the Company’s ability to achieve its goals and continue as a going concern, unanticipated developments with respect to liquidity needs and sources of liquidity could result in a deficiency in liquidity; and the Company’s Board of Directors, as reconstituted in connection with the Chapter 11 Cases, may implement changes in the Company’s business strategy that could affect the scope of its operations, including the countries in which it continues to operate and the business lines that it continues to pursue, and may result in the recognition of restructuring or asset impairment charges;
•risk and uncertainties related to the Company’s leaf tobacco operations, including changes in the timing of anticipated shipments, changes in anticipated geographic product sourcing, changes in relevant capital markets affecting the terms and availability of short-term seasonal financing, political instability, currency and interest rate fluctuations, shifts in the global supply and demand position for tobacco products, changes in tax laws and regulations or the interpretation of tax laws and regulations, resolution of tax matters, adverse weather conditions, the impact of disasters or other unusual events affecting international commerce, and changes in costs incurred in supplying products and related services;
•risks and uncertainties related to the COVID-19 pandemic, including possible delays in shipments of leaf tobacco, including from the closure or restricted activities at ports or other channels, disruptions to the Company’s operations or the operations of suppliers and customers resulting from restrictions on the ability of employees and others in the supply chain to travel and work, border closures, determinations by Pyxus or shippers to temporarily suspend operations in affected areas, whether the Company’s operations that have been classified as “essential” under various governmental orders restricting business activities will continue to be so classified or, even if so classified, whether site-specific health and safety concerns related to COVID-19 might otherwise require operations at any of the Company's facilities to be halted for some period of time, negative consumer purchasing behavior with respect to the Company’s products or the products of its leaf tobacco customers during periods of government mandates restricting activities imposed in response to the COVID-19 pandemic, and the extent to which the impact of the COVID-19 pandemic on the Company’s operations and the demand for its products may not coincide with impacts experienced in the United States due to the international scope of its operations, including in emerging and other markets in which the Company operates where the timing and severity of COVID-19 outbreaks and the pace of COVID-19 vaccinations may differ from those in the United States; and
•risks and uncertainties related to the Company’s business lines in its Other Products and Services segment, including that e-liquids business has a limited operating history, is in a newly developed market, may not generate the results that the Company anticipates and has, and may continue to need, significant investment to fund continued operations and expansion, that its technologies, processes and formulations may become obsolete, the impact of increasing competition, uncertainties with respect to the development of the industry and market, including the level of consumer demand for such products, the potential for product liability claims, uncertainties with respect to the extent of consumer acceptance of the products offered by the e-liquids business, the impact of regulation associated with the e-liquids business, including the risk of obtaining anticipated regulatory approvals, and risks and uncertainties related to the proceeding initiated in January 2021 under Canada’s Companies’ Creditors Arrangement Act by the Canadian Cannabis Subsidiaries, including whether the remaining sale will be successfully completed within the anticipated time frame or at all and the extent of impairment that Pyxus may recognize with respect to its investments in these subsidiaries.

A further list and description of these risks, uncertainties, and other factors can be found in Part II, Item 1A "Risk Factors" in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2021 and in its other filings with the Securities and Exchange Commission. The Company does not undertake to update any forward-looking statements that it may make from time to time.

Non-GAAP Financial Information
This press release contains financial measures that have not been prepared in accordance GAAP. They include EBITDA, Adjusted EBITDA, and SG&A expense (excluding non-recurring items). Tables showing the reconciliation of historical non-GAAP financial measures are attached to this release. The range of Adjusted EBITDA anticipated for fiscal year ending March 31, 2022 is calculated in a manner consistent with the presentation of Adjusted EBITDA in the attached tables. Because of the forward-looking nature of the estimated range of Adjusted EBITDA and SG&A expense (excluding non-recurring items), it is impractical to present a quantitative reconciliation of each such measure to a comparable GAAP measure, and accordingly no such GAAP measure is being presented.

About Pyxus International, Inc.
Pyxus International, Inc. is a global agricultural company with more than 145 years’ experience delivering value-added products and services to businesses and customers. Driven by a united purpose—to transform people’s lives, so that together we can grow a better world—Pyxus International, its subsidiaries and affiliates, are trusted providers of responsibly sourced, independently verified, sustainable and traceable products and ingredients. For more information, visit www.pyxus.com.

Condensed Consolidated Statements of Operations

	Successor	Predecessor
(in thousands, except per share data)	Three months ended June 30, 2021	Three months ended June 30, 2020
Sales and other operating revenues	$333,290	$262,809
Cost of goods and services sold	291,170	243,183
Gross profit	42,120	19,626
Selling, general, and administrative expenses	33,845	60,757
Other income (expense), net	162	(2,392)
Restructuring and asset impairment charges	233	73
Operating income (loss)	8,204	(43,596)
Debt retirement expense	—	828
Interest expense, net	26,840	30,507
Reorganization items, net	—	(26,866)
Loss before income taxes and other items	(18,636)	(101,797)
Income tax benefit	(8,439)	(8,168)
(Loss) income from unconsolidated affiliates	(1,431)	820
Net loss	(11,628)	(92,809)
Net loss attributable to noncontrolling interests	(120)	(648)
Net loss attributable to Pyxus International, Inc.	$(11,508)	$(92,161)

Loss per share:
Basic and diluted	$(0.46)	$(9.24)
Diluted	$(0.46)	$(9.24)

Weighted average number of shares outstanding:
Basic and diluted	25,000	9,976
Diluted	25,000	9,976

Reconciliation of Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”)(1) (Unaudited)

	Three Months Ended			Fiscal Year Ended		LTM(10)
(in thousands)	June 30, 2021	June 30, 2020	June 30, 2019	March 31, 2021*	March 31, 2020	June 30, 2021*	June 30, 2020
Net loss attributable to Pyxus International, Inc.	$(11,508)	$(92,161)	$(61,797)	$(117,649)	$(264,661)	$(36,996)	$(295,025)
Plus: Interest expense	27,427	31,262	33,812	103,340	136,656	99,505	134,106
Plus: Income tax (benefit) expense	(8,439)	(8,168)	23,453	13,507	131,789	13,236	100,168
Plus: Depreciation and amortization expense	4,066	10,026	8,810	28,419	35,828	22,459	37,044
EBITDA(1)	11,546	(59,041)	4,278	27,617	39,612	98,204	(23,707)
Plus: Reserves for doubtful customer receivables	218	(1,037)	1	4,663	8,715	5,918	7,677
Less: Other income (expense), net	162	(2,392)	2,948	(10,154)	2,133	(7,600)	(3,207)
Plus: Fully reserved recovery of tax(2)	—	1,978	2,724	2,937	9,039	959	8,293
Plus: Restructuring and asset impairment charges	233	73	212	12,383	5,646	12,543	5,507
Plus: Goodwill impairment	—	—	—	1,082	33,759	1,082	33,759
Plus: Loss on deconsolidation of subsidiaries	—	—	—	70,242	—	70,242	—
Plus: Reorganization Items(3)	—	26,866	—	(105,984)	—	(132,850)	26,866
Plus: Debt Restructuring(4)	1,215	17,236	—	23,590	1,406	7,569	18,642
Plus: Write-down of US Hemp Inventory(5)	895	15,056	—	29,528	1,165	15,367	16,221
Plus: Costs associated with transformation related to "One Tomorrow" new business initiatives, not anticipated to be recurring costs(6)	—	62	5,829	110	14,441	48	8,674
Less: Criticality Adjusted EBITDA(7)	(460)	(670)	(359)	(4,228)	(1,938)	(4,018)	(2,249)
Less: Canadian Cannabis Adjusted EBITDA(8)	—	(2,124)	(1,495)	(9,846)	(10,009)	(7,722)	(10,638)
Plus: Other adjustments(9)	347	1,307	1,390	3,128	4,086	2,168	4,003
Adjusted EBITDA(1)	$14,752	$7,686	$13,340	$93,524	$127,683	$100,590	$122,029
*Combined (Non-GAAP). See accompanying reconciliations for the combined twelve-month periods ended June 30, 2021 and March 31, 2021.

1.Earnings before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) are not measures of results of operations under generally accepted accounting principles in the United States (“U.S. GAAP”) and should not be considered as an alternative to other U.S. GAAP measurements. We have presented EBITDA and Adjusted EBITDA to adjust for the items identified above because we believe that it would be helpful to the readers of our financial information to understand the impact of these items on our reported results. This presentation enables readers to better compare our results to similar companies that may not incur the impact of various items identified above. Management acknowledges that there are many items that impact a company's reported results and this list is not intended to present all items that may have impacted these results. EBITDA, Adjusted EBITDA and any ratios calculated based on these measures are not necessarily comparable to similarly-titled measures used by other companies or appearing in our debt obligations or agreements. EBITDA and Adjusted EBITDA as presented may not equal column or row totals due to rounding.
2.Represents income (included in Other (expense) income, net) from cash received in the period presented from the sale of Brazilian intrastate trade tax credits that had been generated by intrastate purchases of tobacco primarily in prior crop years. The Brazilian states of Rio Grande do Sul and Santa Catarina permit the sale or transfer of excess credits to third parties subject to approval by the related tax authorities. The Company has long-term agreements with these Brazilian state governments regarding the amounts and timing of credits that can be sold. Intrastate trade tax credits that are not able to be sold under existing agreements are capitalized into the cost of the current crop and are expensed as cost of goods and services sold as that crop is sold.
3.Represents expenditures, gains, and losses that were realized or incurred subsequent to the commencement of the Chapter 11 Cases and as a direct result of the Chapter 11 Cases, which are reported as reorganization items in the condensed consolidated statements of operations, and are primarily composed of write-off of unamortized debt issuance costs and discount, fresh start reporting adjustments, legal, valuation, and consulting professional fees pertaining to the Chapter 11 Cases, United States trustee fees, and debtor-in-possession financing fees.
4.Legal and professional fees incurred in connection with the Chapter 11 Cases, including in preparation for the commencement of the Chapter 11 Cases, not otherwise included in “Reorganization items” and, for the three months ended June 30, 2021, also includes consulting fees incurred in connection with the implementation of process improvements required in connection with the Company’s delayed-draw term loan credit facility established during the period.
5.Write-offs of U.S. industrial hemp inventory driven by a shift in expected future products mix in response to market supply conditions and continued market price compression.
6.Includes expenses incurred associated with the development and implementation of the "One Tomorrow" business transformation strategy to develop Canadian cannabis, industrial hemp and e-liquid businesses and exploration of potential monetization transactions involving the Company's interest in these businesses, including legal, strategic consulting, business brokerage and other professional fees, communications expenses consisting principally of fees to branding consultants and for translation services, and human resources expenses, including primarily professional fees related to recruiting and employee communications.
7.Adjusted EBITDA attributable to our investment in Criticality, LLC ("Criticality") to the extent included in our consolidated results of operations, which is calculated on the same basis as Adjusted EBITDA presented in this table. Criticality was engaged in the extraction of cannabidiol ("CBD") from industrial hemp and other applications for industrial hemp. In December 2020, we commenced actions to exit operations of the industrial hemp businesses, including the production and sale of products containing extracts of industrial hemp, including CBD products, by Criticality. Criticality’s CBD extraction facility has ceased operations.
8.Adjusted EBITDA attributable to our investments in Figr Brands, Inc., Canada’s Island Garden Inc. and Figr Norfolk Inc. (the "Canadian Cannabis Subsidiaries") to the extent included in our consolidated results of operations, which is calculated on the same basis as Adjusted EBITDA presented in this table. The Canadian Cannabis Subsidiaries collectively operated businesses, under licenses issued by Health Canada, for the production and sale of cannabis products to retailers in Canada. The Canadian Cannabis Subsidiaries were the only subsidiaries of Pyxus engaged in such business. On January 21, 2021, the Canadian Cannabis Subsidiaries applied for relief from their respective creditors pursuant to Canada’s Companies’ Creditors Arrangement Act and the results of operations of the Canadian Cannabis Subsidiaries have been deconsolidated from our consolidated results for periods commencing on January 21, 2021. In May 2021, definitive agreements for the sale of the outstanding equity of Canada’s Island Garden Inc. and Figr Norfolk Inc. and certain intangible assets of Figr Brands, Inc. were entered into in connection with our decision to exit the Canadian cannabis business, with the sale of the equity of Canada's Island Garden, Inc. and certain intangible assets of FIGR Brands, Inc. being completed on June 28, 2021.
9.Includes the following items previously reported as separate adjustments: (i) the addition of unrecovered amounts expensed directly to cost of goods and services sold in the income statement for abnormal yield adjustments or unrecovered amounts from prior crops (normal yield adjustments are capitalized into the cost of the current crop and are expensed as cost of goods and services sold as that crop is sold) , (ii) the addition of non-cash employee stock-based compensation, (iii) the addition of expenses incurred associated with the internal reorganization of legal entities within the leaf tobacco segments of the company to align with operations, including legal, strategic and tax consulting expenses, (iv) the addition of debt retirement expense, (v) the addition of amortization of basis difference related to a former Brazilian subsidiary that is now deconsolidated following the completion of a joint venture in March 2014, and (vi) the subtraction of the Adjusted EBITDA of our former green leaf sourcing operation in Kenya, which is calculated on the same basis as Adjusted EBITDA presented in this table (in fiscal year 2016 we decided to exit green leaf sourcing in the Kenyan market as part of our restructuring program).
10.Items for the twelve months ended June 30, 2021 are derived by adding the items for the three months ended June 30, 2021 as presented in the table and the combined fiscal year ended March 31, 2021 and subtracting the items for the three months ended June 30, 2020. Items for the twelve months ended June 30, 2020 are derived by adding the items for the three months ended June 30, 2020 and the fiscal year ended March 31, 2020 and subtracting the items for the three months ended June 30, 2019.

Reconciliation of Combined Leaf Segments Adjusted EBITDA (“Leaf Segments Adjusted EBITDA”)(1) (Unaudited)

	Three Months Ended			Fiscal Year Ended		LTM(7)
(in thousands)	June 30, 2021	June 30, 2020	June 30, 2019	March 31, 2021*	March 31, 2020	June 30, 2021*	June 30, 2020
Leaf - North America segment Operating income (loss)	$2,596	$(833)	$762	$8,717	$8,008	$12,146	$6,413
Leaf - Other Regions segment Operating income (loss)	11,940	(6,182)	7,034	27,708	69,149	45,830	55,933
Total Combined Leaf Segments Operating income (loss)	14,536	(7,015)	7,796	36,425	77,157	57,976	62,346
Less: Debt retirement expense(2)	—	747	—	781	—	34	747
Plus: Interest income	587	718	1,161	2,730	3,821	2,599	3,378
Less: Reorganization items(4)	—	21,554	—	(116,855)	—	(138,409)	21,554
Plus: Equity in net income of unconsolidated affiliates	(1,486)	396	(38)	12,718	5,916	10,836	6,350
Less: Net loss attributable to noncontrolling interests	(84)	(429)	(83)	(1,410)	(229)	(1,065)	(575)
Plus: Depreciation and amortization expense	3,391	7,882	7,853	21,773	31,354	17,282	31,383
Leaf Segments EBITDA(1)	17,112	(19,891)	16,855	191,130	118,477	228,133	81,731
Plus: Reserves for doubtful customer receivables	218	(1,044)	1	4,649	8,715	5,911	7,670
Less: Other (expense) income, net	(170)	70	2,937	(13,391)	11,744	(13,631)	8,877
Plus: Fully reserved recovery of tax(3)	—	1,978	2,724	2,937	9,039	959	8,293
Plus: Restructuring and asset impairment charges	242	47	212	7,131	5,364	7,326	5,199
Plus: Goodwill Impairment	—	—	—	—	16,463	—	16,463
Plus: Reorganization Items(4)	—	21,554	—	(116,855)	—	(138,409)	21,554
Plus: Debt Restructuring(5)	1,166	11,742	—	15,853	718	5,277	12,460
Plus: Other adjustments(6)	347	1,196	1,155	3,085	3,484	2,236	3,525
Leaf Segments Adjusted EBITDA(1)	$19,255	$15,512	$18,010	$121,321	$150,516	$125,064	$148,018
*Combined (Non-GAAP). See accompanying reconciliations for the combined twelve-month periods ended June 30, 2021 and March 31, 2021.

1.Leaf Segments EBITDA and Leaf Segments Adjusted EBITDA are not measures of results of operations under generally accepted accounting principles in the United States (“U.S. GAAP”) and should not be considered as an alternative to other U.S. GAAP measurements. We have presented Leaf Segments EBITDA and Leaf Segments Adjusted EBITDA to present combined information for the Leaf - North America and Leaf - Other Regions segments for the items identified above because we believe that it would be helpful to the readers of our financial information to understand the impact of these items on the reported results of the Company's leaf tobacco reportable segments separate from the other reportable segment. This presentation provides readers with disaggregated information adjusted for the sporadic impact of the various items identified above. Management acknowledges that there are many items that impact reported results and this list is not intended to present all items that may have impacted these results. These non-GAAP measures and any ratios calculated based on these measures are not necessarily comparable to similarly-titled measures used by other companies. Leaf Segments EBITDA and Leaf Segments Adjusted EBITDA as presented may not equal column or row totals due to rounding.
2.Allocation of benefit based on total consolidated assets.
3.Represents income (included in Other income (expense)) from cash received in the period presented from the sale of Brazilian intrastate trade tax credits that had been generated by intrastate purchases of tobacco primarily in prior crop years. The Brazilian states of Rio Grande do Sul and Santa Catarina permit the sale or transfer of excess credits to third parties subject to approval by the related tax authorities. The Company has long-term agreements with these Brazilian state governments regarding the amounts and timing of credits that can be sold. Intrastate trade tax credits that are not able to be sold under existing agreements are capitalized into the cost of the current crop and are expensed as cost of goods and services sold as that crop is sold.
4.Represents expenditures, gains, and losses that were realized or incurred subsequent to the commencement of the Chapter 11 Cases and as a direct result of the Chapter 11 Cases, which are reported as reorganization items in the condensed consolidated statements of operations and allocated to the segments based on the internal methodologies consistently applied to the allocation of analogous items to the Company's segments and are primarily composed of write-off of unamortized debt issuance costs and discount, fresh start reporting adjustments, legal, valuation, and consulting professional fees pertaining to the Chapter 11 Cases, United States trustee fees, debtor-in-possession financing fees, other debt restructuring costs, gain on settlement of liabilities subject to compromise, and the issuance of exit facility shares.
5.Legal and professional fees incurred in connection with the Chapter 11 Cases, including in preparation for the commencement of the Chapter 11 Cases, not otherwise included in “Reorganization items,” and, for the three months ended June 30, 2021, also includes consulting fees incurred in connection with the implementation of process improvements required in connection with the Company’s delayed-draw term loan credit facility established during the period, in each case allocated to the segments based on the internal methodologies consistently applied to the allocation of analogous items to the Company's segments.
6.Includes the following items previously reported as separate adjustments: (i) the addition of unrecovered amounts expensed directly to cost of goods and services sold in the income statement for abnormal yield adjustments or unrecovered amounts from prior crops (normal yield adjustments are capitalized into the cost of the current crop and are expensed as cost of goods and services sold as that crop is sold) , (ii) the addition of non-cash employee stock-based compensation, (iii) the addition of expenses incurred associated with the internal reorganization of legal entities within the leaf tobacco segments of the company to align with operations, including legal, strategic and tax consulting expenses, (iv) the addition of debt retirement expense, (v) the addition of amortization of basis difference related to a former Brazilian subsidiary that is now deconsolidated following the completion of a joint venture in March 2014, and (vi) the subtraction of the Adjusted EBITDA of our former green leaf sourcing operation in Kenya, which is calculated on the same basis as Adjusted EBITDA presented in this table (in fiscal year 2016 we decided to exit green leaf sourcing in the Kenyan market as part of our restructuring program). Such items not attributable solely to leaf operations are allocated to the segments based on the internal methodologies consistently applied to the allocation of analogous items to the Company's segments.
7.Items for the twelve months ended June 30, 2021 are derived by adding the items for the three months ended June 30, 2021 as presented in the table and the combined fiscal year ended March 31, 2021 and subtracting the items for the three months ended June 30, 2020. Items for the twelve months ended June 30, 2020 are derived by adding the items for the three months ended June 30, 2020 and the fiscal year ended March 31, 2020 and subtracting the items for the three months ended June 30, 2019.

Reconciliation of Other Products and Services Segment Adjusted EBITDA (“Adjusted EBITDA”)(1) (Unaudited)

	Three Months Ended			Fiscal Year Ended		LTM(10)
(in thousands)	June 30, 2021	June 30, 2020	June 30, 2019	March 31, 2021*	March 31, 2020	June 30, 2021*	June 30, 2020
Other Products and Services segment Operating loss	(6,332)	(36,581)	(14,725)	(96,430)	(88,766)	$(66,181)	$(110,622)
Less: Debt retirement expense (benefit)(2)	—	81	—	47	—	(34)	81
Plus: Interest income (expense)	—	37	(7)	44	28	7	72
Less: Reorganization items(3)	—	5,312	—	10,872	—	5,560	5,312
Plus: Equity in net income (loss) of unconsolidated affiliates	55	424	915	1,515	(31)	1,146	(522)
Less: Net loss attributable to noncontrolling interests	(37)	(219)	(283)	(5,872)	(5,429)	(5,690)	(5,365)
Plus: Depreciation and amortization expense	675	2,145	957	6,646	4,474	5,176	5,662
Other Products and Services segment EBITDA(1)	(5,565)	(39,149)	(12,577)	(93,272)	(78,866)	(59,688)	(105,438)
Plus: Reserves for doubtful customer receivables	—	7	—	14	—	7	7
Less: Other income (expense), net	332	(2,462)	12	3,237	(9,611)	6,031	(12,085)
Plus: Restructuring and asset impairment charges	(10)	26	—	5,252	281	5,216	307
Plus: Goodwill Impairment	—	—	—	1,082	17,295	1,082	17,295
Plus: Reorganization Items(3)	—	5,312	—	10,872	—	5,560	5,312
Plus: Debt Restructuring(4)	49	5,495	—	7,737	688	2,291	6,183
Plus: Write-down of US hemp inventory(5)	895	15,056	—	29,528	1,165	15,367	16,221
Plus: Costs associated with transformation related to "One Tomorrow" new business initiatives, not anticipated to be recurring costs(6)	—	62	5,829	110	14,441	48	8,674
Less: Criticality Adjusted EBITDA(7)	(460)	(670)	(359)	(4,228)	(1,938)	(4,018)	(2,249)
Less: Canadian Cannabis Adjusted EBITDA(8)	—	(2,124)	(1,495)	(9,846)	(10,009)	(7,722)	(10,638)
Plus: Other adjustments(9)	—	111	235	44	602	(67)	478
Other Products and Services Segments Adjusted EBITDA(1)	$(4,503)	$(7,824)	$(4,671)	$(27,796)	$(22,836)	$(24,475)	$(25,989)
*Combined (Non-GAAP). See accompanying reconciliations for the combined twelve-month periods ended June 30, 2021 and March 31, 2021.
1.Other Products and Services Segment EBITDA and Other Products and Services Segment Adjusted EBITDA are not measures of results of operations under generally accepted accounting principles in the United States (“U.S. GAAP”) and should not be considered as an alternative to other U.S. GAAP measurements. We have presented these non-GAAP measures to adjust for the items identified above because we believe that it would be helpful to the readers of our financial information to understand the impact of these items on the reported results of the Company's Other Products and Services Segment, separate from its other reportable segments. This presentation of Other Products and Services Segment EBITDA and Other Products and Services Segment Adjusted EBITDA provides readers with disaggregated information adjusted for the sporadic impact of various items identified above. Management acknowledges that there are many items that impact reported results and this list is not intended to present all items that may have impacted these results. Other Products and Services Segment EBITDA and Other Products and Services Segment Adjusted EBITDA and any ratios calculated based on these measures are not necessarily comparable to similarly-titled measures used by other companies. Other Products and Services Segment EBITDA and Other Products and Services Segment Adjusted EBITDA as presented may not equal column or row totals due to rounding.
2.Allocation of benefit based on total consolidated assets.
3.Represents expenditures, gains, and losses that were realized or incurred subsequent to the commencement of the Chapter 11 Cases and as a direct result of the Chapter 11 Cases, which are reported as reorganization items in the condensed consolidated statements of operations and allocated to the segments based on the internal methodologies consistently applied to the allocation of analogous items to the Company's segments and are primarily composed of write-off of unamortized debt issuance costs and discount, fresh start reporting adjustments, legal, valuation, and consulting professional fees pertaining to the Chapter 11 Cases, United States trustee fees, debtor-in-possession financing fees, other debt restructuring costs, gain on settlement of liabilities subject to compromise, and the issuance of exit facility shares.
4.Legal and professional fees incurred in connection with the Chapter 11 Cases, including in preparation for the commencement of the Chapter 11 Cases, not otherwise included in “Reorganization items,” and, for the three months ended June 30, 2021, also includes consulting fees incurred in connection with the implementation of process improvements required in connection with the Company’s delayed-draw term loan credit facility established during the period, in each case allocated to the segment based on the internal methodologies consistently applied to the allocation of analogous items to the Company's segments.
5.Write-offs of U.S. industrial hemp inventory driven by a shift in expected future products mix in response to market supply conditions and continued market price compression.
6.Includes expenses incurred associated with the development and initial implementation of the "One Tomorrow" business transformation strategy, including business development expenses consisting of legal, strategic consulting, business brokerage and other professional fees, communications expenses consisting principally of fees to branding consultants and for translation services, and human resources expenses, including primarily professional fees related to recruiting and employee communications.
7.Adjusted EBITDA attributable to our investment in Criticality, LLC ("Criticality") to the extent included in our consolidated results of operations, which is calculated on the same basis as Adjusted EBITDA presented in this table. Criticality was engaged in the extraction of cannabidiol ("CBD") from industrial hemp and other applications for industrial hemp. In December 2020, we commenced actions to exit operations of the industrial hemp businesses, including the production and sale of products containing extracts of industrial hemp, including CBD products, by Criticality. Criticality’s CBD extraction facility has ceased operations.
8.Adjusted EBITDA attributable to our investments in Figr Brands, Inc., Canada’s Island Garden Inc. and Figr Norfolk Inc. (the "Canadian Cannabis Subsidiaries") to the extent included in our consolidated results of operations, which is calculated on the same basis as Adjusted EBITDA presented in this table. The Canadian Cannabis Subsidiaries collectively operated businesses, under licenses issued by Health Canada, for the production and sale of cannabis products to retailers in Canada. The Canadian Cannabis Subsidiaries were the only subsidiaries of Pyxus engaged in such business. On January 21, 2021, the Canadian Cannabis Subsidiaries applied for relief from their respective creditors pursuant to Canada’s Companies’ Creditors Arrangement Act and the results of operations of the Canadian Cannabis Subsidiaries have been deconsolidated from our consolidated results for periods commencing on January 21, 2021. In May 2021, definitive agreements for the sale of the outstanding equity of Canada’s Island Garden Inc. and Figr Norfolk Inc. and certain intangible assets of Figr Brands, Inc. were entered into in connection with our decision to exit the Canadian cannabis business, with the sale of the equity of Canada's Island Garden, Inc. and certain intangible assets of FIGR Brands, Inc. being completed on June 28, 2021.
9.Includes the addition of non-cash employee stock-based compensation and debt retirement expense, which previously were reported as separate adjustments, allocated to the segments based on the internal methodologies consistently applied to the allocation of analogous items to the Company's segments.
10.Items for the twelve months ended June 30, 2021 are derived by adding the items for the three months ended June 30, 2021 as presented in the table and the combined combined fiscal year ended March 31, 2021 and subtracting the items for the three months ended June 30, 2020. Items for the twelve months ended June 30, 2020 are derived by adding the items for the three months ended June 30, 2020 and the fiscal year ended March 31, 2020 and subtracting the items for the three months ended June 30, 2019.

RECONCILIATION OF ITEMS FOR THE COMBINED PERIODS

Pyxus International, Inc. (the “Company,” “we” or “us”) applied Financial Accounting Standards Board (“FASB”) ASC Topic 852 – Reorganizations (“ASC 852”) in preparing our condensed consolidated financial statements. For periods subsequent to the commencement of the Chapter 11 Cases on June 15, 2020, ASC 852 requires distinguishing transactions associated with the reorganization separate from activities related to the ongoing operations of the business. Upon the effectiveness of the Plan and the emergence of the Debtors from the Chapter 11 Cases, the Company determined it qualified for fresh start reporting under ASC 852, which resulted in the Company becoming a new entity for financial reporting purposes on the August 24, 2020 Effective Date of the Plan. The Company elected to apply fresh start reporting using a convenience date of August 31, 2020. The Company evaluated and concluded the events between August 24, 2020 and August 31, 2020 were not material to the Company's financial reporting on both a quantitative or qualitative basis. Due to the application of fresh start reporting, the pre-emergence and post-emergence periods are not comparable. The lack of comparability is emphasized by the use of a “black line” to separate the Predecessor and Successor periods in the Company’s condensed consolidated financial statements. References to “Successor” relate to the Company’s financial position and results of operations after August 31, 2020. References to “Predecessor” relate to the financial position and results of operations on or before August 31, 2020.

We do not believe that reviewing the results for Predecessor and Successor periods in isolation would be useful in identifying any trends in or reaching any conclusions regarding our overall operating performance. Management believes that, for periods that span the Effective Date of the Plan, operating metrics for the Successor period when combined with the Predecessor period provides more meaningful comparisons to other periods and are useful in identifying current business trends. Accordingly, the tables below present the combined results for the fiscal year ended March 31, 2021 and the last twelve months (LTM) ended June 30, 2021. The combined results (referenced as “Combined (Non-GAAP)”) for the fiscal year ended March 31, 2021 represent the sum of the reported amounts for the Predecessor period from April 1, 2020 through August 31, 2020 combined with the Successor period from September 1, 2020 through March 31, 2021. These combined results are not considered to be prepared in accordance with U.S. GAAP and have not been prepared as pro forma results under applicable regulations. The combined operating results are presented for supplemental purposes only, may not reflect the actual results we would have achieved absent our emergence from bankruptcy, may not be indicative of future results and should not be viewed as a substitute for the financial results of the Predecessor period and Successor period presented in accordance with GAAP.

Last Twelve Months Ended June 30, 2021 (Unaudited)
Pyxus International, Inc.	Successor	Successor	Predecessor	Predecessor	Combined (Non-GAAP)
(in thousands)	Three months ended June 30, 2021	Seven months ended March 31, 2021	Five months ended August 31, 2020	Three months ended June 30, 2020	LTM (1)
Sales and other operating revenues	$333,290	$884,328	$447,600	$262,809	$1,402,409
Cost of goods and services sold	291,170	767,855	402,594	243,183	1,218,436
Gross profit	42,120	116,473	45,006	19,626	183,973
Selling, general, and administrative expenses	33,845	110,007	87,858	60,757	170,953
Other income (expense), net	162	(9,615)	(539)	(2,392)	(7,600)
Restructuring and asset impairment charges	233	11,817	566	73	12,543
Goodwill impairment	—	1,082	—	—	1,082
Operating income (loss)	8,204	(16,048)	(43,957)	(43,596)	(8,205)
Loss on deconsolidation of subsidiaries	—	70,242	—	—	70,242
Debt retirement expense	—	—	828	828	—
Interest expense, net	26,840	55,376	45,190	30,507	96,899
Reorganization items	—	—	105,984	(26,866)	132,850
Income tax (benefit) expense	(8,439)	13,215	292	(8,168)	13,236
(Loss) income from unconsolidated affiliates	(1,431)	11,875	2,358	820	11,982
Net loss attributable to noncontrolling interests	(120)	(6,320)	(962)	(648)	(6,754)
Net (loss) income attributable to Pyxus International, Inc.	$(11,508)	$(136,686)	$19,037	$(92,161)	$(36,996)
Leaf - North America Segment

	Successor	Successor	Predecessor	Predecessor	Combined (Non-GAAP)
(in thousands)	Three months ended June 30, 2021	Seven months ended March 31, 2021	Five months ended August 31, 2020	Three months ended June 30, 2020	LTM (1)
Operating income (loss)	$2,596	$8,341	$376	$(833)	$12,146
Leaf - Other Regions Segment

	Successor	Successor	Predecessor	Predecessor	Combined (Non-GAAP)
(in thousands)	Three months ended June 30, 2021	Seven months ended March 31, 2021	Five months ended August 31, 2020	Three months ended June 30, 2020	LTM (1)
Operating income (loss)	$11,940	$28,736	$(1,028)	$(6,182)	$45,830
Other Products and Services Segment

	Successor	Successor	Predecessor	Predecessor	Combined (Non-GAAP)
(in thousands)	Three months ended June 30, 2021	Seven months ended March 31, 2021	Five months ended August 31, 2020	Three months ended June 30, 2020	LTM (1)
Operating loss	$(6,332)	$(53,125)	$(43,305)	$(36,581)	$(66,181)

(1) Items for the twelve months ended June 30, 2021 are derived by adding the items for the three months ended June 30, 2021, the seven months ended March 31, 2021, and the five months ended August 31, 2021 and subtracting the items for the three months ended June 30, 2020.

Year Ended March 31, 2021

Pyxus International, Inc.	Successor	Predecessor	Combined (Non-GAAP)
(in millions)	Seven months ended March 31, 2021	Five months ended August 31, 2020	Year ended March 31, 2021
Sales and other operating revenues	$884,328	$447,600	$1,331,928
Total cost of goods and services sold	767,855	402,594	1,170,449
Gross profit	116,473	45,006	161,479
Selling, general, and administrative expenses	110,007	87,858	197,865
Other expense, net	(9,615)	(539)	(10,154)
Restructuring and asset impairment charges	11,817	566	12,383
Goodwill impairment	1,082	—	1,082
Operating loss	(16,048)	(43,957)	(60,005)
Loss on deconsolidation of subsidiaries	70,242	—	70,242
Debt retirement expense	—	828	828
Interest expense, net	55,376	45,190	100,566
Reorganization items	—	105,984	105,984
Income tax expense	13,215	292	13,507
Income from unconsolidated affiliates	11,875	2,358	14,233
Net loss attributable to noncontrolling interests	(6,320)	(962)	(7,282)
Net (loss) income attributable to Pyxus International, Inc.	$(136,686)	$19,037	$(117,649)

Leaf - North America Segment

	Successor	Predecessor	Combined (Non-GAAP)
(in thousands)	Seven months ended March 31, 2021	Five months ended August 31, 2020	Year ended March 31, 2021
Operating income	$8,341	$376	$8,717

Leaf - Other Regions Segment

	Successor	Predecessor	Combined (Non-GAAP)
(in thousands)	Seven months ended March 31, 2021	Five months ended August 31, 2020	Year ended March 31, 2021
Operating income (loss)	$28,736	$(1,028)	$27,708

Other Products and Services Segment

	Successor	Predecessor	Combined (Non-GAAP)
(in thousands)	Seven months ended March 31, 2021	Five months ended August 31, 2020	Year ended March 31, 2021
Operating loss	$(53,125)	$(43,305)	$(96,430)